                                                                    EXHIBIT 99.6

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


         Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a nominee for director of Travelocity.com Inc., a Delaware corporation, and to become director of Travelocity.com on or prior to the Closing Date of the Merger, as defined in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission.

Dated:   January 28, 2000

                                             /s/ Jeffery M. Jackson
                                             --------------------------
                                             Name:  Jeffery M. Jackson